                         Q Comm, Inc. Services Agreement
                                       For
                 USP Communications - Qxpress Management System

      This Agreement (the "Agreement") is entered into this 15 day of September, 1999 (the "Execution Date") between Q Comm, Inc. ("Q Comm") with offices at 1135 South 1680 West Orem, UT 84058-4930 and USP Communications with offices at 3808 South West Temple Salt Lake City, UT 84115

                                   WITNESSETH:

      WHEREAS, Q Comm offers a comprehensive prepaid management system through Qxpress and the Q Comm telecommunications network ("Qxpress Services");

      WHEREAS, Distributor desires to purchase Qxpress services, including activated calling cards, in the form of personal identification numbers (collectively the "PINs") as will be generated on-demand by the Qxpress System.

      WHEREAS, Distributor desires to contract for the Qxpress system and Q Comm desires to provide the same to Distributor, subject to the terms, conditions and specifications set forth in this Agreement; and

      WHEREAS, the parties acknowledge that this Agreement is binding and enforceable and agree to abide by the promises and covenants contained herein.

      NOW, THEREFORE, in consideration of the premises, covenants and mutual promises hereinafter set forth and intending to be legally bound thereby, the parties agree to the following terms, conditions and specifications:

I. SERVICES PROVIDED:

      Q Comm will provide the Qxpress System in accordance with the terms specified in Schedule "A"

      Q Comm agrees to sell to Distributor and Distributor agrees to purchase Qxpress PINs in accordance with the terms and conditions set forth herein. Qxpress provides access to prepaid calling and enhanced card services, including network provisioning for interstate, international and, where permitted by applicable regulations, intrastate transmission, as well as switching facilities needed to originate, transmit, and terminate Card traffic.

II. TERM:

      The term of this agreement is two (2) years. This agreement may only be terminated if the terms of this agreement are not being met. If terminated by the Distributor, a forty-five (45) day prior written notice to the other party is required. If terminated by Q Comm, USP

Communications will have one hundred twenty (120) days in which to return the Qxpress units. Distributor shall, upon termination of this Agreement, arrange for the return of all Qxpress terminals at the expense to the Distributor. All Qxpress units must be returned within twenty-five (25) days of the date of termination. If the units are not received within that time frame the Distributor agrees to pay $410.00 per unit payable upon demand.. Distributor shall indemnify and hold Q Comm harmless from any and all claims, actions, losses and damages arising from the attempted use by third parties or end-users. The terms and conditions of this Agreement shall remain in full force and effect after the termination date for all PINs purchased by Distributor and activated by Qxpress before the termination date.

III. COSTS:

      Distributor agrees to all fees and commissions in accordance with schedules "A" and "B".

IV. DEPOSIT:

      No Deposit is required at this time.

V. DOMESTIC & INTERNATIONAL RATES:

      See Schedule "D"

VI. RATE CHANGES:

      A. The Service rates shall be subject to all applicable carrier tariffs. Q Comm shall have the right to change the Service rates at any time for any reason in Q Comm's sole discretion with five (5) days prior written notification of the change to Distributor. Distributor acknowledges that a rate change will modify the minute availability on the Distributor's prepaid calling card.

VII. ORDERS:

      All orders are required from the Distributor for Q Comm to ship and activate the Qxpress System. All orders shall be subject to Q Comm's approval, as well as Q Comm's "SERVICES AND RENTAL AGREEMENT", a copy of which is attached hereto as Schedule "B".

VIII. ACTIVATION:

      A. Distributor and or its contracted location shall pay for all activated calling cards by an ACH program which will debit the designated merchant account every Monday for the previous weeks sales.

IX. OBLIGATIONS OF Q Comm:

      A. Q Comm shall provide Qxpress terminals to Distributor subject to this agreement and the "SERVICES AND RENTAL AGREEMENT".

      B. Q Comm may use multiple carriers to provide the long distance network.

      C. Q Comm shall approve in writing all point of purchase materials and prepaid calling card language and artwork used by Distributor.

      D. Q Comm shall be solely responsible for developing and implementing the terms and conditions for use of Qxpress.

X. OBLIGATIONS OF DISTRIBUTOR:

      A. Distributor accepts the "SERVICE AGREEMENTS" in effect at the time of this Agreement. (Schedule "B"). Q Comm's "SERVICE AND RENTAL AGREEMENTS" are subject to change with five (5) day notice to Distributor.

      B. Distributor shall be responsible for all costs for the design, production, printing and distribution of CUSTOM USP calling cards, as well as all inserts and packaging.

      C. Distributor must obtain Q Comm's written approval of all content and artwork for any prepaid calling cards, packaging and point-of-purchase materials as a condition to activation of PINs. Q Comm shall have the right to change, add, or modify the copy in any way. All modifications by Distributor to pre-approved content or artwork must also be approved in writing by Q Comm.

      D. Q Comm Prepaid Phone Card "Card Terms & Conditions" (schedule "C") must be clearly disclosed on the back of each prepaid calling card, inserts or point-of-purchase materials

XI DELIVERY, TITLE, RISK OF LOSS, SECURITY AND FRAUD CONTROL:

      A. Distributor, upon taking delivery of the Qxpress System from Q Comm, shall bear the risk of loss and be solely responsible for all losses, damages, claims and liabilities caused by:

            1. PINs, active cards, and inactive cards which are mishandled, damaged or stolen;
            2.    nonpayment by end users;
            3.    replacement costs;
            4.    credits to which end users are entitled; and
            5. A failure to maintain and ensure the security of the Qxpress System.

      B. Q Comm shall collect all revenues from end users as per the ACH agreement enclosed in Schedule "B".

      C. Distributor shall bear the risk of loss for fraud, theft or misuse of the Qxpress System by Distributor's employees.

      D. The parties agree that, upon activation and authorization of sale by the Qxpress System, end users shall be responsible for the following:

            1. all lost and/or stolen cards, for which no refunds or credits will be issued by Q Comm;

            2. use of activated Calling Cards generated by Qxpress (including calls to wrong numbers), regardless of whether such use occurred by the end user, a person authorized by the end user to use the Qxpress System, or by a person not authorized by end user; and

            3. improper activation by Distributor of incorrect unit amounts, improper decrementation by Q Comm or transmission difficulty.

      E. Q Comm shall, in its sole discretion, have the right to immediately deactivate particular Qxpress System, PINs or batches of PINs in the event Q Comm reasonably believes that same have been improperly or fraudulently activated.

XII. FORCE MAJEURE:

      Q Comm shall not be liable for any delay or nonperformance under the terms of this Agreement due to causes beyond its control, including but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemic war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, severe weather conditions, failure by Distributor to fulfill any of its obligations under this Agreement, acts of third parties, or acts or omissions of common carriers (collectively referred to as "Force Majeure Conditions")

XIII. INDEMNIFICATION AND LIMITATIONS OF LIABILITY

      A. Q Comm shall exercise its best efforts to avoid network service interruption. However, in the event of a network service interruption or equipment failure, Q Comm's liability hereunder shall be limited to the retail cost of the PINs subject to the interruption, provided that such interruption was caused solely by Q Comm's willful act or omission or its negligence. Q Comm shall not be liable for any interruption caused by the negligence or any act or omission of Distributor, the Card user, carrier, switch provider or any third party.

      B. Except as otherwise stated herein each party will defend, indemnify and hold harmless the other party, its owners, parents, affiliates, subsidiaries, agents, directors, officers, shareholders, and employees from and against any and all losses, costs, claims, awards, liabilities, damages, and expenses (including reasonable attorneys fees) brought or claimed by third parties, relating to or arising out of the negligence or willful misconduct of either party in the performance of this Agreement.

      C. Q COMM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHER WARRANTY OF QUALITY, EXCEPT AS EXPRESSLY PROVIDED IN THE TERMS AND CONDITIONS OF THIS AGREEMENT. IN NO EVENT SHALL Q Comm BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON OR ENTITY FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST REVENUES OR PROFITS.

XIV. INTELLECTUAL PROPERTY; USE OF MARKS:

      A. Distributor acknowledges Q Comm's exclusive ownership of all Q Comm designated trademarks, service marks and other symbols (the "Marks") relating to the PINs and agrees not to assume any rights in the Marks.

      B. It is understood and agreed by both parties that nothing in this agreement is intended to grant to Distributor the right to engage in the business of offering goods or services using Q Comm's trade name, trademark, service mark, logotype, advertising, or other commercial symbol or related characteristics.

XV. CONFIDENTIALITY:

      Both parties agree that all of the terms and conditions of this Agreement are confidential. Press releases or other public announcements ("Public Releases") by either party concerning the existence of this Agreement, terms of this Agreement, or the services to be provided under this Agreement may not be disclosed publicly, other than to service vendors for the purpose of effectuating this Agreement, without the prior written consent of both Q Comm and Distributor.

XVI. ASSIGNMENT:

      Q Comm may at any time assign its rights, obligations or duties, in whole or in part, or any other interest hereunder without Distributor's approval. Distributor may not assign its rights, obligations or duties, in whole or in part, or any other interest hereunder without the prior written consent of Q Comm.

XVII. INJUNCTIVE RELIEF:

      Distributor hereby agrees that the remedy at law for any breach or threatened breach by it of the covenants in this Agreement may be inadequate and that Q Comm would suffer irreparable harm; therefore, it is mutually agreed and stipulated by the parties hereto, that in addition to any other remedies at law or in equity which Q Comm may have, Q Comm shall be entitled to obtain in a court of law and/or equity a temporary and/or permanent injunction restraining Distributor from a further violation or breach of such covenants.

XVIII. ATTORNEY'S FEES:

      In the event that an action at law or in equity is brought by Q Comm to enforce the terms and conditions of this Agreement, or to prevent a breach thereof, and Q Comm is the prevailing party, Distributor shall be liable for Q Comm's reasonable attorneys fees and costs in addition to any other relief awarded to Q Comm pursuant to such action.

XIX. NOTICES:

      Notices required to be given under this Agreement shall be effective when mailed by prepaid certified mail return receipt requested to:

            Q Comm International, Inc.
            1135 South 1680 West
            Orem, UT 84058-4930
            Stephen C. Flaherty

            USP Communications
            3808 South West Temple
            Salt Lake City, Utah 84115
            Mark Sain

XX. GENERAL:

      A. This Agreement constitutes the entire understanding between Q Comm and Distributor and supersedes any and all prior or contemporaneous oral or written statements and representations made by either party to the other.

      B. Failure on the part of either party to enforce any provision of this Agreement in any one instance shall not be construed as a general waiver or relinquishment of the right to enforce such provision.

      C. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected thereby.

      D. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party. The undersigned represent and warrant that they are duly authorized by the parties to enter into and sign this Agreement and by such signatures do bind the parties to the terms of this Agreement.

      E. This Agreement shall be governed by Utah law, without giving effect to its choice of law provisions.

XXI. NON-DISCLOSURE

      A. During the course of this Agreement, Distributor shall become aware of certain methods, practices, and procedures with which Q Comm conducts its business, all of which Distributor and Q Comm agree are proprietary information and as such are trade secrets.

      B. Distributor will not at any time, either during this Agreement or thereafter divulge, furnish, or make available, either directly or indirectly, to any person, firm, corporation or other entity any proprietary information used by Q Comm. Distributor agrees that all such matters and information shall be kept strictly and absolutely confidential.

      C. Distributor acknowledges that a breach of any of the provisions of this Agreement may result in continuing and irreparable damages to Q Comm for which there may be no adequate remedy at law and that Q Comm in addition to other relief available to Q Comm shall be entitled to the issuance of an injunction restraining distributor from committing or continuing and breach of this Agreement.

            IN WITNESS WHEREOF, the parties agree that this Agreement sets forth the complete understanding of the parties and may not be modified except in writing signed by both parties.


USP Communications

By:   /s/ [ILLEGIBLE]
   -------------------------
Its:  President
    ------------------------
Date: 9/16/99
     -----------------------


Q Comm International, Inc.

By: /s/ Stephen C. Flaherty
   -------------------------
   Stephen C. Flaherty
   President

Date: 9-16-99
     -----------------------

                                  SCHEDULE "A"

1. USP will contract with each one of the hotels and or locations to be installed with Qxpress

2. USP will be responsible should one of their locations not pay for the product sold and invoiced through an ACH program

3. USP will receive its agreed upon percentage each Friday following the Monday ACH. This percentage will be 10% of the gross for the term of the agreement.

4.    Q Comm will provide the Qxpress terminal at its expense

5. Q Comm will provide telephone installation and training support for each location

6. Q Comm will arrange for internet access for activity reporting on the USP group and or individual locations.

7. Each location must maintain a $350. Monthly minimum or a $19.95 monthly service fee will be added to their account.

8.    Current calling card long distance rates are as follows:

            .049 cents per minute domestically

            .49 cents connect fee

            .49 monthly service fee

            One (1) minute rounding

9. Should the Qxpress unit be lost or stolen USP will reimburse Q Comm in thc amount of $410. Per terminal within fifteen (15) days of the date of loss.

10. Q COMM. Inc. will provide generic blank phone cards at the rate of $.l0 each. A credit of $.10 per sale will be given to the Customer on each billing to offset the cost of the cards. Private labeled cards can be provided to the Customer at actual cost.

                                  SCHEDULE "B"

                          SERVICES AND RENTAL AGREEMENT

This agreement is this 16 day of September, 1999 by and between USP Communications (hereinafter called Customer) and Q COMM, Inc. Q COMM Inc. is a wholly owned subsidiary of Q COMM International, Inc. Qxpress Management System (herein called Qxpress) is a point of sale printing device. Customer wishes to utilize the Qxpress Device for their phone card, wireless, and any additional prepaid services as available for sales at their designated location(s). A list of the locations is attached to this agreement and incorporated herein by reference.

             IN THE EVENT OF A DISPUTE, THIS AGREEMENT IS SUBJECT TO
                           ARBITRATION AND MEDIATION.

1. Q COMM, Inc. will provide Qxpress at the rental rate of $ 19.95 per month for a two (2) year term. The monthly rental is paid by the Retailer on a monthly basis if the monthly minimum of $350.00 in gross calling card revenue is not met. This billing will be included in the first invoice of the month, and will include maintenance, insurance, and initial setup and initial training during this period.

2. Q COMM, Inc. will provide standard Qxpress blank phone cards at the rate of $.10 each. A credit of $.10 per sale will be given to the Distributor on each billing to offset the cost of the cards. Private labeled cards can be provided to the Distributor at actual cost.

3. Compensation: Q COMM, Inc. Will compensate the Distributor 30% of the phone card revenues per month; 0% for Wireless.

4. The Qxpress is and shall remain the sole property of Q COMM, Inc., and shall be surrendered on demand.

5. Q COMM, Inc. reserves the right to remove a Qxpress from a location if sales in that location do not warrant the Qxpress placement

6. Customer shall provide the following:
      a)    A safe and secure place for the Qxpress to be located.
      b)    Grounded power outlet.
      c)    Phone line access.
      d) Window or door area for Point of Sale material and possibly areas at the pump islands for point of sale materials and or banners.

7. Q COMM, Inc. will provide standard point of sale materials at it's own expense. Any private labeled point of sale material can be provided by Q COMM, Inc. at Customer's expense. Customer can provide their own point of sale materials subject to approval by Q COMM, Inc. (Q COMM, Inc. must assure that any advertising meets FCC or Public Service or Utility Commission Guide lines).

Agreed this 16 day of September, 1999

Business:


Name/DBA: /s/ [ILLEGIBLE]
         ---------------------------------------

Owner/Officer: (print): [ILLEGIBLE]
                       -------------------------

Owner/Officer: (signature):
                       -------------------------


Q COMM, Inc.

Sales Representative: /s/ [ILLEGIBLE]
                     ---------------------------
I.D. Number:
            ------------------------------------

Q Comm Officer:
               ---------------------------------

8. Changes in card advertising, logos, or incentives can occur once per quarter with fifteen days notice of the change with all changes submitted in writing, by fax, or E-mail.

9. The Qxpress shall remain at the location it is initially located in and shall not be moved without prior approval from Q COMM, Inc. (a fax or E-mail with receipt confirmed shall also serve as notice).

10. Payment: Every Monday, an agreed upon account will be debited by Automated Clearing House (ACH) or Electronic Funds Transfer (EFT) (herein after referred to as the debit). The debit will be initiated by Q COMM, Inc. If debit is refused by Customer's bank the Point of Sale device will be turned off until the debit is honored. Two refused debits will cause the Customer to be placed in a COD status with a deposit requirement of two weeks of sales deposited in Q COMM, Inc.'s account.

11. In the event Qxpress malfunctions, the store clerk or manager will call Qxpress Client Support at (800) 626-9941. If the Qxpress cannot be repaired with instructions over the phone or by phone updates, then Q COMM, Inc. will send a replacement unit via overnight delivery.

12. Any disputes between Customer and Q COMM, Inc. that cannot be resolved will be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 10 days written notice to the other party. All cost of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law. Dispute mediation, or arbitration will be handled at the specific court located in the county of Utah, State of Utah.

13. Entire Agreement: This is our entire agreement and cannot be changed unless agreed to in writing by both parties.

14. Force Majeure: If any part of this agreement is invalidated by local, county, state or federal rules or regulations, or a court of law, then the balance of this agreement will remain valid.

15. Taxes: Q COMM, Inc.'s carriers are responsible for collection and payment of Federal excise and applicable state taxes unless the local, county or state laws, rules, and regulations require that the taxes be collected at the time of sale and reported to the taxing authorities by the Customer. Taxes may be collected from the card user on a per call or per minute basis. There may be taxes that Q COMM, Inc. will collect and pass through to the Retailer. Any additional taxes levied by Federal, State, or local entities will be passed on to the Retailer. Any taxes collected by the Retailer will be their sole responsibility to collect and pay. This statement is not advice on the collection or reporting of taxes and we suggest that each Retailer contact their CPA, Accountant or taxing authority in their states to the correct taxes or reporting of same from the sale of any Prepaid Telecommunication Products.

16. Dial Around: The FCC In October 1997 mandated that all 800 or 888 calls from a pay phone be compensated to the pay phone owner. A surcharge ($.49) may be added to each all for toll free access from a pay phone. The Customer is not responsible for collecting and paying these dial around charges.

17. TRANSFER OF RIGHTS OR ASSIGNMENT: This agreement shall be binding on any successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other is obtained.

18. WARRANTIES: Neither party makes any warranties with respect to the use of the Qxpress by either party or by any third party. In no event will Q COMM, Inc. be liable for direct, indirect, incidental, or consequential damaged, that are in any way related to the Qxpress or it's carriers.

19. TERMINATION: This Agreement can only be terminated by Q COMM, Inc. by providing 30 days' written notice. Customer can only terminate with 30 days advance written notice if the terms of this agreement are not being met.

20. GOVERNING LAWS: This Agreement is governed by the laws, rules and regulations of the State of Utah.

20. EXCLUSIVITY: Customer agrees that during the term of this agreement Q COMM, Inc. shall be the sole provider of phone cards and Prepaid Wireless to all their retail locations during the term of this agreement.

[LOGO] QCOMM
INTERNATIONAL, INC.

            AUTHORIZATION AND AGREEMENT FOR AUTOMATED CLEARING HOUSE
                            (ACH) DEBITS AND CREDITS

Company

I (we) authorize: QCOMM International, Inc. herein after called company, to initiate credit and or debit entries and adjustments for any credit entries in error to my (our) checking account indicated below and the depository named below, herein after called Depositor, and to credit and or debit the same such account.

Depository name(Bank name)

Address:

City, State and Zip or Postal Code

Phone Number___________________________________Fax Number

Manager Or Customer Service Representative:

Transit Number/ABA Number:

Account Number:

This authority is to remain in full force and effect until Company has received written notification from me (us).

By:____________________________________________   By: Q COMM Inc.
      (Please Print)

Its:___________________________________________   Client Mgr:___________________
        (Title)

Signed:________________________________________   H O:

PLEASE ATTACH A VOIDED CHECK OR DEPOSIT SLIP TO THIS FORM. WE NEED THIS TO GET THE ACTUAL ROUTING AND ACCOUNT NUMBERS.

Any errors and/or disputes must be corrected within two banking days of the initiating transaction. Thank you for your confidence and trust.

                                  SCHEDULE "C"

                            CARD TERMS AND CONDITIONS

GENERAL ARTISTIC AND CONTENT GUIDELINES FOR WHOLESALE PIN'S AND CUSTOM PRIVATE LABEL CARDS

CARDS

All card backs must disclose the following with regulatory requirements:

1.    Made in the USA

2.    Non-refundable

3.    Rates subject to change with out notice

4.    The expiration date must appear

5.    Network Services provided by US Communications Services, Inc.

6.    The specific account access PIN must be printed on the card

7.    Toll free access number must be printed on the card

8. The customer service number or instructions on how to reach customer service must be printed on the card

9. Any applicable surcharges i.e. Payphone surcharge, Domestic surcharge and International surcharge MUST BE FULLY DISCLOSED on the card back and packaging back.

10. Any applicable minute rounding increment must be disclosed on the card back.

                                  SCHEDULE "D"

[LOGO] QCOMM
INTERNATIONAL, INC.

-------------------------------------------------------------------------------------------------
                                    Rate Per                                             Rate Per
Code      Country       Connect      Minute      Code          Country         Connect    Minute
-------------------------------------------------------------------------------------------------
 93    Afghanistan      $ 3.52       $ 1.53       56       Chile               $ 2.31    $  0.32
       Alaska           $ 0.73       $ 0.24       86       China               $ 2.65    $  0.66
355    Albania          $ 2.48       $ 0.49       57       Colombia            $ 2.55    $  0.56
213    Algeria          $ 2.53       $ 0.54      269       Comoros             $ 2.95    $  0.96
684    American Samoa   $ 2.52       $ 0.53      242       Congo               $ 2.90    $  0.91
376    Andorra          $ 2.39       $ 0.40      682       Cook Isl.           $ 3.36    $  1.37
244    Angola           $ 2.64       $ 0.65      506       Costa Rica          $ 2.43    $  0.44
809    Anguilla         $ 2.65       $ 0.66      385       Croatia             $ 2.47    $ 48.00
672    Antarctica       $ 2.53       $ 0.54       53       Cuba                $ 2.91    $  0.92
809    Antigua          $ 2.62       $ 0.63      357       Cyprus              $ 2.47    $  0.48
 54    Argentina        $ 2.58       $ 0.59      420       Czech Republic      $ 2.38    $  0.39
374    Armenia          $ 2.78       $ 0.80       45       Denmark             $ 2.18    $  0.19
297    Aruba            $ 2.51       $ 0.52      246       Diego Garcia        $ 2.94    $  0.95
247    Ascension Isl.   $ 3.00       $ 1.01      253       Djibouti            $ 3.05    $  1.06
 61    Australia        $ 2.16       $ 0.17      809       Dominica            $ 2.70    $  0.71
 43    Austria          $ 2.20       $ 0.21      809       Dominican Republic  $ 2.31    $  0.32
994    Azerbaijan       $ 2.65       $ 0.66      593       Ecuador             $ 2.49    $  0.50
809    Bahamas          $ 2.30       $ 0.31       20       Egypt               $ 2.89    $  0.90
973    Bahrain          $ 2.87       $ 0.88      503       El Salvador         $ 2.55    $  0.56
880    Bangladesh       $ 3.09       $ 1.10      240       Equi Guinea         $ 3.05    $  1.06
809    Barbados         $ 2.70       $ 0.71      291       Eritrea             $ 3.32    $  1.33
375    Belarus          $ 2.55       $ 0.56      372       Estonia             $ 2.40    $  0.41
 32    Belgium          $ 2.18       $ 0.19      251       Ethiopia            $ 3.24    $  1.25
501    Belize           $ 2.80       $ 0.81      298       Faeroe Isl.         $ 2.43    $  0.44
229    Benin            $ 2.77       $ 0.78      500       Falkland Isl.       $ 2.52    $  0.53
809    Bermuda          $ 2.34       $ 0.35      679       Fiji Isl.           $ 3.12    $  1.13
975    Bhutan           $ 2.63       $ 0.64      358       Finland             $ 2.19    $  0.20
591    Bolivia          $ 2.76       $ 0.79      596       Fr. Antilles        $ 2.54    $  0.55
387    Bosnia           $ 2.52       $ 0.53      594       Fr. Guiana          $ 2.55    $  0.56
267    Botswana         $ 2.55       $ 0.56      689       Fr. Polynesia       $ 2.71    $  0.72
 55    Brazil           $ 2.50       $ 0.51       33       France              $ 2.16    $  0.17
809    British Vir Isl. $ 2.49       $ 0.50      241       Gabon               $ 2.98    $  0.99
673    Brunei           $ 2.54       $ 0.55      220       Gambia              $ 2.75    $  0.76
359    Bulgaria         $ 2.47       $ 0.48      995       Georgia             $ 2.87    $  0.88
226    Burkina Faso     $ 2.84       $ 0.85       49       Germany             $ 2.16    $  0.17
257    Burundi          $ 2.79       $ 0.80      233       Ghana               $ 2.60    $  0.61
855    Cambodia         $ 3.16       $ 1.17      350       Gibraltar           $ 2.55    $  0.56
237    Cameroon         $ 2.97       $ 0.98       30       Greece              $ 2.45    $  0.46
       Canada To        $ 0.66       $ 0.17      299       Greenland           $ 2.65    $  0.66
238    Cape Verde Isl.  $ 2.73       $ 0.74      809       Grenada             $ 2.70    $  0.71
809    Cayman Isl.      $ 2.41       $ 0.42      590       Guadeloupe          $ 2.57    $  0.58
236    Central Africa   $ 3.15       $ 1.16      671       Guam                $ 2.22    $  0.23
235    Chad Rep         $ 3.35       $ 1.36      539       Guantan Bay         $ 2.60    $  0.61
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
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                                    Rate Per                                             Rate Per
Code      Country       Connect      Minute      Code          Country         Connect    Minute
-------------------------------------------------------------------------------------------------
502    Guatemala        $  2.41      $  0.42      373       Moldova             $ 2.63    $ 0.64
224    Guinea           $  2.75      $  0.76      339       Monaco              $ 2.27    $ 0.28
245    Guinea Bissau    $  3.09      $  1.10      976       Mongolia            $ 3.20    $ 1.21
592    Guyana           $  2.92      $  0.93      809       Montserrat          $ 2.79    $ 0.80
509    Haiti            $  2.77      $  0.78      212       Morocco             $ 2.60    $ 0.61
       Hawaii To        $  0.72      $  0.23      258       Mozambique          $ 2.68    $ 0.69
504    Honduras         $  2.71      $  0.72       95       Myanmar (Burma)     $ 3.21    $ 1.22
852    Hong Kong        $  2.26      $  0.27      264       Namibia             $ 2.54    $ 0.55
 36    Hungary          $  2.36      $  0.37      674       Nauru               $ 3.03    $ 1.04
354    Iceland          $  2.36      $  0.37      977       Nepal               $ 3.03    $ 1.04
 91    India            $  1.99      $  0.57      599       Neth Antilles       $ 2.42    $ 0.43
 62    Indonesia        $  2.55      $  0.56       31       Netherlands         $ 2.17    $ 0.18
 98    Iran             $  3.07      $  1.08      809       Nevis               $ 2.67    $ 0.68
964    Iraq             $  3.19      $  1.20      687       New Caledonia       $ 2.87    $ 0.88
959    Ireland          $  2.20      $  0.21       64       New Zealand         $ 2.19    $ 0.20
972    Israel           $  2.27      $  0.28      505       Nicaragua           $ 2.65    $ 0.66
 39    Italy            $  2.23      $  0.24      227       Niger               $ 2.86    $ 0.87
225    Ivory Coast      $  3.18      $  1.19      234       Nigeria             $ 3.02    $ 1.03
809    Jamaica          $  2.73      $  0.74      683       Niue Isl.           $ 3.37    $ 1.38
 81    Japan            $  2.23      $  0.24      850       North Korea         $ 3.07    $ 1.08
962    Jordan           $  2.88      $  0.89       47       Norway              $ 2.18    $ 0.19
  7    Kazakhstan       $  2.82      $  0.83      968       Oman                $ 3.06    $ 1.07
254    Kenya            $  2.85      $  0.86       92       Pakistan            $ 1.99    $ 0.61
686    Kiribati         $  3.12      $  1.13      680       Palau               $ 2.99    $ 1.00
965    Kuwait           $  3.02      $  1.03      507       Panama              $ 2.74    $ 0.75
  7    Kyrgyzstan       $  2.86      $  0.87      675       Papua N Guin        $ 2.62    $ 0.63
856    Laos             $  3.05      $  1.06      595       Paraguay            $ 2.88    $ 0.89
371    Latvia           $  2.48      $  0.49       51       Peru                $ 2.65    $ 0.66
961    Lebanon          $  2.85      $  0.86       63       Philippines         $ 1.99    $ 0.27
266    Lesotho          $  2.59      $  0.60       48       Poland              $ 2.42    $ 0.43
231    Liberia          $  2.63      $  0.64      351       Portugal            $ 2.39    $ 0.40
218    Libya            $  2.51      $  0.52      809       Puerto Rico To      $ 2.18    $ 0.19
370    Lithuania        $  2.51      $  0.52      974       Qatar               $ 2.94    $ 0.95
352    Luxembourg       $  2.27      $  0.28      262       Reunion Isl.        $ 2.73    $ 0.74
853    Macao            $  2.56      $  0.57       40       Romania             $ 2.55    $ 0.56
389    Macedonia        $  2.56      $  0.57        7       Russia              $ 2.47    $ 0.48
261    Madagascar       $  3.05      $  1.06      250       Rwanda              $ 3.07    $ 1.08
265    Malawi           $  2.65      $  0.66      670       Saipan              $ 2.62    $ 0.63
 60    Malaysia         $  2.37      $  0.38                San Marino          $ 2.55    $ 0.56
960    Maldives         $  2.94      $  0.95      239       Sao Tome            $ 3.28    $ 1.29
223    Mali Republic    $  3.12      $  1.13      966       Saudi Arabia        $ 2.99    $ 1.00
356    Malta            $  2.38      $  0.39      221       Senegal Republic    $ 3.31    $ 1.32
871    Marisat          $ 12.00      $ 10.01      248       Seychelles Isl.     $ 3.28    $ 1.29
692    Marshall Isl.    $  2.57      $  0.58      232       Sierra Leone        $ 3.01    $ 1.02
222    Mauritania       $  2.82      $  0.83       65       Singapore           $ 2.35    $ 0.36
230    Mauritius        $  2.98      $  0.99      451       Slovakia            $ 2.40    $ 0.41
691    Micronesia       $  2.91      $  0.92      386       Slovenia            $ 2.33    $ 0.34
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

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                                    Rate Per                                             Rate Per
Code      Country       Connect      Minute      Code          Country         Connect    Minute
-------------------------------------------------------------------------------------------------
677    Solomon Isl.     $ 2.88       $ 0.89       809       US Virgin Isl. To   $ 2.20    $ 0.21
252    Somalia          $ 3.07       $ 1.08       256       Uganda              $ 2.57    $ 0.58
 27    South Africa     $ 1.99       $ 0.34       380       Ukraine             $ 2.55    $ 0.56
 82    South Korea      $ 2.34       $ 0.35       971       United Arab Emir    $ 2.67    $ 0.68
 34    Spain            $ 2.27       $ 0.28        44       United Kingdom      $ 0.49    $ 0.06
 94    Sri Lanka        $ 3.02       $ 1.03       598       Uruguay             $ 2.80    $ 0.81
290    St. Helena       $ 2.84       $ 0.85         7       Uzbekistan          $ 2.82    $ 0.83
809    St. Kitts        $ 2.59       $ 0.60       678       Vanuatu             $ 3.05    $ 1.06
809    St. Lucia        $ 2.75       $ 0.76       396       Vatican City        $ 2.30    $ 0.31
508    St. Pierre/Miq   $ 2.46       $ 0.47        58       Venezuela           $ 2.50    $ 0.51
809    St. Vincent      $ 2.81       $ 0.82        84       Vietnam             $ 3.19    $ 1.20
249    Sudan            $ 2.59       $ 0.60       681       Wallis/Fut          $ 2.53    $ 0.54
597    Suriname         $ 3.29       $ 1.30       685       West Samoa          $ 2.87    $ 0.88
268    Swaziland        $ 2.38       $ 0.39       969       Yemen Peoples       $ 3.03    $ 1.04
 46    Sweden           $ 2.14       $ 0.15       967       Yemen Republic      $ 3.03    $ 1.04
 41    Switzerland      $ 2.18       $ 0.19       381       Yugoslavia          $ 2.57    $ 0.58
963    Syria            $ 2.87       $ 0.88       243       Zaire               $ 2.86    $ 0.87
  7    Tadjikstan       $ 2.33       $ 0.34       260       Zambia              $ 2.89    $ 0.90
886    Taiwan           $ 2.70       $ 0.71                 Zanzibar            $ 5.27    $ 3.28
255    Tanzania         $ 2.75       $ 0.76       263       Zimbabwe            $ 2.52    $ 0.53
 66    Thailand         $ 2.64       $ 0.65        52       Mexico
228    Togo             $ 3.07       $ 1.08        52       Band l              $ 1.99    $ 0.11
676    Tonga            $ 3.23       $ 1.24        52       Band 2              $ 1.99    $ 0.11
809    Trinidad         $ 2.73       $ 0.74        52       Band 3              $ 1.99    $ 0.11
216    Tunisia          $ 2.60       $ 0.61        52       Band 4              $ 1.99    $ 0.11
 90    Turkey           $ 2.51       $ 0.52        52       Band 5              $ 1.99    $ 0.11
  7    Turkmenistan     $ 2.84       $ 0.85        52       Band 6              $ 1.99    $ 0.11
809    Turks/Caicos     $ 2.63       $ 0.64        52       Band 7              $ 1.99    $ 0.11
688    Tavlalu          $ 3.09       $ 1.10        52       Band 8              $ 1.99    $ 0.11
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